                                  EXHIBIT 14.10


MARCH 8, 2004

                                LETTER OF INTENT


This AGREEMENT executed this 8th day of March 2004, by and between Morgan Beaumont Inc. (MB) a Florida Corporation whose principal place of business is 2280 Trailmate Dr. Sarasota Florida 34243, and Bentley Commerce Corporation.
(BCC) a Corporation whose principal place of business is 11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064.

This Letter of Intent is to set forth the basic business points of Parties intent to of entering into an agreement to do business together as outlined in the enclosed proposal "EXHIBIT A".

The Representations that the Parties have made to one another are set forth below and shall be defined in detail in a forthcoming agreement:

MB:
---
1) Shall provide the products and services as defined in "EXHIBIT A" and "EXHIBIT B".

2) Represents that it owns technology that is scaleable to develop the services, programs and products defined in "EXHIBIT A" AND "EXHIBIT B".

3) Represents that it can provide such services as defined in "EXHIBIT A" within the budget and time frame outlined in "EXHIBIT B".

4) Represents that it will submit in writing to BCC a specific detailed outline of the work to be performed by MB for approval for each project within 3 businesses of the signing of this LOI consistent with "EXHIBIT A" AND "EXHIBIT B".

BCC:
----
1. Shall provide MB with all assistance necessary for integrating current and future development of programs, projects and product with the BCC network, affiliates and or customers as defined in "EXHIBIT A" AND "EXHIBIT B".

2. Acknowledges, understands and agrees that MB shall not be providing "Live" customer service to support BCC customer inquiries.

3. Represents that they have ability and authority to perform in accordance to the representations made within this Letter of Intent and "EXHIBIT A" AND "EXHIBIT B".

THE PARTIES UNDERSTAND AND AGREE THAT:
--------------------------------------

         o This Letter of Intent is crafted in an effort to outline the business points of a more definitive agreement and was created in an effort to "fast track" the Phase 1 in "EXHIBIT B" launch for the IVR.
         o All MB is licensing the Code to BCC for the private network and swipe machines defined in "EXHIBIT A"
         o        MB shall own the network defined in "EXHIBIT A".

o That the parties shall conform to all State and Federal regulations for this promotion.
o The venue and laws governing this agreement shall be within the State of Florida and in Sarasota County.

        IN WITNESS WHEREOF, the Parties hereto have caused this Letter of Intent to be executed as of the date first written above.




MORGAN BEAUMONT, INC.                             BENTLEY COMMERCE CORPORATION


By:                                               By: /S/ Bruce Kamm
   -----------------------------------               ---------------------------
    Clifford Wildes, President and CEO               Bruce Kamm, CEO

Date:                                             Date:    2/8/2004
     ---------------------------------                 -------------------------

                                   "EXHIBIT A"

      BENTLEY COMMERCE AND VIRTUAL BARTER PROPOSAL DATED PROPOSAL 2/26/04





                                    Attached

                                   "EXHIBIT B"
                       DELIVERABLES AND PAYMENT SCHEDULES

PHASE 1 -- IVR SERVICE
         The IVR service shall provide the following functions to Virtual Barter members:

         1) IVR Service to provide Virtual Barter members telephone access to check Virtual Barter account balances.
         2) IVR transaction authorization to exchange barter currency between members. The system will verify the account balance of the purchasing member's account, move the requested currency amount to the selling member's account, provide an authorization number so both parties have a tracking number for the transaction, and generate reports for Virtual Barter or Bentley. A transaction fees charge will apply to this transaction as defined in "EXHIBIT A".
                  A) The term of the IVR service is three (3) years, renewable annually thereafter.
                  B) The monthly fee for the Service is $1020, which provides 6000 minutes of system access to members.
                  C) Minutes over the plan shall be billed monthly at $0.20 per minute.
                  D) There is a one time set-up fee of S 1000 to provision the service.
                  E) Bentley Commerce shall provide contact information for the technical person responsible for working with Morgan Beaumont to create the "real time" database connection for the IVR system.

         Morgan Beaumont shall have the system available for Bentley Commerce/Virtual Barter two weeks after execution of the forthcoming Agreement, and receipt of the Setup fee and first month's service fee totaling $2020.

PHASE 2 - PRIVATE MAGNETIC SWIPE CARD NETWORK
         The Phase 2 roll out of the solution will involve several components and require a 90 day time frame to complete;
         1) POINT OF SALE TERMINALS: The POS terminals will be inventoried by Morgan Beaumont, and sold directly to the individual merchants as requested. Each Terminal will be shipped with the necessary software installed, and will contain complete instructions on set up and use of the terminal. Morgan Beaumont will provide live technical support should that be requested by the merchant.
         2) TERMINAL HOST SERVER: The Host server answers calls from the POS terminals, pushes new software to the terminals for updates (3750 series only) and contains the logic to route transaction information to the correct database. The Host transmits this transaction information to the Network database so it can be used in the billing and reporting operations. (Depending on the complexity of the Network, this function may require more than one server)
         3) NETWORK REPORTS AND BILLING SERVER: The Database server contains all of the information about all transactions, and compiles this information into the necessary tables to provide reports and billing functions. (Depending on the complexity of the Network, this function may require more than one server)

         4) MAGNETIC SWIPE CARDS: The magnetic cards (including Gift Card) allow the individual member to conduct barter transactions in the same manner as is used for traditional transactions.


                                EXHIBIT B" CONT.
                       DELIVERABLES AND PAYMENT SCHEDULES

PHASE 2 DEPLOYMENT
------------------
         1) POS Terminals - Terminals will be sold directly to the merchants, so there is no cost or interaction required of Bentley Commerce/Virtual Barter.
         2) Magnetic Swipe Cards - Cards will be printed with the following:
                  a. Virtual Barter, or Bentley's name and logo will be on the front of the card
                  b. Bentley Commerce will supply all of the necessary logos and graphics in a format that permits direct transmittal to the card printer. The lead time of printing the cards shall be supplied by the printer when they have reviewed the logos and graphics supplied by Bentley Commerce
                  c. Magnetic cards must be ordered and printed in increments of 10,000 cards for the initial order, and 2500 cards for subsequent orders. The initial order of 10,000 cards can be produced and held at the printer should Virtual Barter desire to have the barter exchange logo also lithographed on the front of the card as noted in " EXHIBIT A"
                  d. The price of the card is $1.00 per card ( shipped bulk) and $2.00 per card with members name ( individual shipping) as defined in " EXHIBIT A"
                  e. The front of the card will be printed with the account number, Virtual Barter/ Bentley's name, logo of the individual barter exchange, and the individual member name as long as the minimums are meet.
                  f.       Toll free number for IVR account access
                  g. Customer Service number designated by Bentley Commerce (This proposal does not address any "live" customer service for the Virtual Barter cards. Morgan Beaumont can provide fee based customer service if required).
         3) Network Servers - Development of the servers (including Host and Database servers) to accommodate the Bentley Commerce transactions and reporting functions will require approximately 90 - 100 days or less completing. Bentley Commerce shall supply a document outlining the specific functions and features they require of the Network prior to any development of the Network.

         The NRE fees for Network development shall be made as follows:
                  1)       $20,000 in US Currency
                  2) $15,000 in US currency and $5,000 in Barter currency upon delivery of Beta system
                  3) $15,000 in US currency and $5,000 in Barter currency upon delivery of finished system

         Morgan Beaumont shall provide necessary programmers and resources to complete the Network in 100 days from execution of the Agreement.

                                 EXHIBIT 14.10b


                            SERVICES VENDOR AGREEMENT
                   INCORPORATING: NON-DISCLOSURE/NON-COMPETE
                    NON-CIRCUMVENT & CONFIDENTIALITY CLAUSES


This SERVICES VENDOR AGREEMENT, encompasses the NAN-DISCLOSURE, NON-COMPETE, NON-CIRCUMVENTION AND CONFIDENTIALITY clauses intended to be enacted via this AGREEMENT; and the EXHIBITS "A",,"B" AND "C" indicating payments; buy-rates and schedules thereof, related to all services, products and programs of the BENTLEY COMMERCE CORPORATION project, and any, and all, associated, related and/or enhanced product programs developed hereafter, hereinafter to be referred to in whole as the "AGREEMENT". This Agreement is made effective this date: March 24, 2004 by and between MORGAN BEAUMONT INC. a Florida Corporation whose principal place of business is 2280 Trailmate Dr Sarasota Florida 34243, hereinafter referred to as the "SERVICE VENDOR", and BENTLEY COMMERCE CORPORATION a _____________________ corporation whose principal place of business is 11301 Olympic Blvd. Suite 680 Los Angeles, CA 40064 hereinafter referred to as the "COMPANY", and all parties herein mutually agree as follows:


1. DEFINITIONS
--------------

(a)      ACCESSIBLE shall mean being freely accessed for use at any time;

(b) BARTER CURRENCY shall mean a means of exchange and conducting business for goods and services that is not Government authorized or used currency;

(c)      CASH CURRENCY shall mean government issued currency;

(d) BARTER NETWORK shall mean a private network as defined in the Exhibits to conduct Barter Currency transactions;

(e) DEBIT OR ATM NETWORK shall mean a Cirrus, Maestro, Star, Pulse, MasterCard, Visa, Interlink network for conducting cash transactions on;

(f) BARTER CARD shall mean a plastic or laminate card with a magnetic strip for holding information embossed with identifying account numbers to be used on a Barter Network using Barter Currency for transactions;

(g) DEBIT OR ATM CARD shall mean A plastic or laminate card with a magnetic strip for holding information embossed with identifying account numbers to be used to conduct cash currency transaction;

(h) ADEQUATE NETWORK shall mean switches, bandwidth, provisioning of resources, contracts of service and availability of resources to support all Batter cards that have been sold, active and able to be used,

(i) IVR MINUTES shall mean the length of time of a call with minutes used for each individual connected call made to the IVR for anything but a IVR Barter Currency Transaction:

(j) IVR BARTER TRANSACTION AUTHORIZATION shall mean a authorization of a purchase or sale of a product or service is conducted on Service Vendors IVR with Customers Barter Network:

(k) BARTER TRANSACTION Fee shall mean POS or IVR Barter Currency transactions which fees are to be paid

(l) TRANSACTION Fee shall mean POS, WP, Computer or Internet Cash Currency Transaction, including loading of cash on a Debit or ATM Card which A fee is to be paid.

(m) CUSTOMER SERVICE shall mean people and resources available to consumer to address questions;

(n)      DOMESTIC shall mean within the 48 contiguous States;

(o) PRODUCT SUMMARY shall mean a compete outline of the feature, benefits, usage, Terms, Conditions and fees related to the product;

(p) PROGRAM shall mean any program defined in EXHIBIT "A" AND ATTACHMENTS TO EXHIBIT "A" of this Agreement as the signed Letter of Intent and attached schedules or exhibits to this Letter of Intent between Company and Services Vendor,

(q) WRITTEN APPROVAL shall mean documents submitted to parties in writing requiring a signature ;

2. DECLARATION OF INTENT
------------------------

(a) The COMPANY seeks to establish a working relationship with the SERVICES VENDOR in all respects as determined herein, and hereafter, regarding the opportunity as noted, and the SERVICES VENDOR seeks in turn likewise to develop such a working relationship.

(b) The COMPANY seeks to acquire said services, products and programs of the SERVICES VENDOR, and/or additionally, and/or alternatively, services, products and programs of the SERVICES VENDOR'S third party vendors, via the SERVICES VENDOR'S contracts thereof secured for said purposes. Attached hereunder via the EXHIBIT "A" AND ATTACHMENTS are the products, services, schedules indicating payments and buy-rates thereof.

MARKETING MATERIALS. Company shall be solely responsible for developing, at its own expense, all of the marketing and advertising materials to advertise, market and promote the Product; provided, however, that Company shall not engage in any solicitation of the Product until the proposed materials have been reviewed by Company's legal counsel and the Services Vendor has provided its written approval of all such materials.

3. OBLIGATIONS COMPANY AND SERVICES VENDOR
------------------------------------------

Shall be part of this Agreement as defined in EXHIBIT "A" Letter of Intent and attachments to same

4. CONFIDENTIAL INFORMATION.
----------------------------

DEFINITION. For purposes of this Section 4, the term "Confidential Information" means all information concerning a party (the "Disclosing Party") that is provided to, or otherwise obtained by, one of the other parties (the "Receiving Party") that may not he accessible or known to the general public, whether or not specifically designated as "confidential" or "proprietary." Confidential information shall include, without limitation, all non-public and proprietary information pertaining to the past, present or potential business, operations, financial information, affairs, properties, personnel, products, suppliers, rights, and consumers of the Disclosing Party and any other information not generally known that may be of value.

EXCEPTIONS. Notwithstanding the above paragraph, Confidential Information does not include information that is (i) or becomes generally available to the public without violation of this Agreement or any other obligation of confidentiality (including, but not limited to, the posting of information on any Internet website intended for access by a third party), (ii) already known by the Receiving Party and not subject to an obligation of confidentiality, (iii) independently developed by the Receiving Party without reference to the Confidential Information, and/or (iv) disclosed without restriction to the Receiving Party by a third party rightfully in possession of such Confidential Information where the disclosure by the third party does not violate any obligation of confidentiality.

PROTECTION, USE AND DISCLOSURE. The Receiving Party shall cause its employees, agents and every other person and entity that it permits to have access to the Disclosing Party's Confidential Information to protect the Disclosing Party's Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use or disclosure of the Disclosing Party's Confidential Information as the Receiving Party uses to protect its own confidential information of like nature. Except as otherwise permitted herein, without the prior, express, and written consent of the Disclosing Party, the Receiving Party shall never disclose or use any Confidential Information of the

Disclosing Party in any manner other than by disclosing such Confidential Information to employees of the Receiving Party who have a need to know such Confidential Information to perform services contemplated by this Agreement, provided that they have been informed of the confidential nature of such information. Furthermore, the Receiving Party shall promptly advise the Disclosing Party if the Receiving Party learns of any unauthorized use or disclosure of any Confidential Information of the

DISCLOSING PARTY COURT ORDER. The Receiving Party may disclose Confidential Information pursuant to court order, subpoena or similar legal process. The Receiving Party, however, to the extent not prohibited by law, must give written notice of any such order to the Disclosing Party at least fifteen (15) days prior to the date of compliance with it (unless the Receiving Party has less than fifteen (15) days notice itself; in which case the Receiving Party shall give the disclosing party as much notice as is practicable under the circumstances). In all cases, the Receiving Party agrees to take such steps as the Disclosing Party may direct to further protect Confidential Information from disclosure, provided, however, that the Receiving Parry shall not be required to incur any additional expense to do so.

OWNERSHIP. The Disclosing Party shall continue to own all of its Confidential Information disclosed pursuant to this Agreement; and, except as otherwise expressly provided, nothing in this Agreement shall be deemed to grant the Receiving PARTY any right to license, sublicense, or otherwise exploit such Confidential Information, except pursuant to a written Agreement executed by both parties. RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party shall promptly return to the Disclosing Party, at the Disclosing Party's sole cost and expense, all Confidential Information: of the Disclosing Party UPON written request by the Disclosing Party.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES.
------------------------------------------------------------

Each Party warrants and represents to the other that it has the authority to enter into this Agreement. Furthermore, each Party warrants and represents that any material provided to the other Party will not infringe on any third parties copyright, patent, trademark; trade secret, or other proprietary rights of publicity or privacy. Each Party warrants and represents that any material provided to the other Party does not violate any applicable laws, statute, ordinance or regulation. Neither Party makes any representations nor warranties to the other Party not contained in this Agreement, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose.

6. INDEMNIFICATION.
-------------------

INDEMNIFICATION BY COMPANY. Company agrees to indemnify and defend Service Vendor and its directors, officers, employees and agents, and hold there harmless from and against any and all actual or threatened claims, losses, proceedings, actions, liabilities, judgments, awards or costs (including reasonable attorneys fees and expenses)(collectively, "Losses') arising out of or related to (i) the breach by of any of its representations or warranties contained in this Agreement; (ii) the failure by Company TO frilly perform any of its obligations hereunder, or (iii) the failure by Company to comply with any applicable laws, rules or regulation in connection with the performance of its obligations hereunder.

INDEMNIFICATION BY SERVICES VENDOR. Services Vendor agrees to indemnify and defend Company and their respective directors, officers, employees and agents, and hold them harmless from and against any and all Losses arising out of or related to (i) the breach by Services Vendor of any of its representations or warranties contained in this Agreement; (iii) the failure by Services Vendor to fully perform any of its obligations hereunder, (iii) the failure by Services Vendor to comply with any applicable laws, rules or regulation in connection with the performance of its obligations hereunder, or (iv) the use or quality of any service provided to any person.

INDEMNIFICATION PROCEDURE. In the event that any claim is made or asserted against a party entitled to indemnification under this Agreement (the "Indemnified Party"), the Indemnified Party shall with reasonable promptness notify the other Party with an indemnification obligation (the 71ndemnifying Party") of such claim (the "Claim Notice"), specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to such claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action that the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend against such claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then, without waiving any rights against the Indemnifying Party, the Indemnified Party may settle or defend against any such claim or demand in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefore under this Section 5, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including, without limitation, interest from the date such costs and expenses were incurred.

7. FORCE MAIENRE
----------------

Neither Party shall be liable to the other by reason of failure or delay in the performance of its obligations herein on account of Acts of God, fires, storms, war, terrorist attacks, governmental action, labor conditions, earthquakes, natural disasters, interruption in internet service or any other cause which is beyond the reasonable control of such Party. In the event of such disability, the disabled party will immediately notify the other of the disabling event and will take every reasonable effort to overcome the disability and resume performance under this Agreement as soon as practicable.

8. TERM
-------

For the purposes of this Agreement, there shall be an initial term of 2 years from the signing of this agreement. Should the Company AND Services Vendor mutually agree to an extension of this Agreement beyond the initial 2 year term day, the Agreement shall be renewed for a 2 year period.

(a) This Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns. As defined in Definitions of this Agreement the obligations of the Services Vendor and Customer herein noted shall be effective immediately from the date of execution of this Agreement.

(b) The obligations noted herein shall not be affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against the Services Vendor, nor by the rejection of any Agreement between the Company and the Services Vendor, by a trustee of the Services Vendor in bankruptcy, or by the Services Vendor as a debtor-in-possession or the equivalent of any of the foregoing under local, state, federal or even International law.

(c) If, in the future, the parties elect to enter into additional binding: commitments, such commitments will be explicitly stated in separate written Agreements, executed by both parties, and the parties hereby affirm that they do not intend their discussions, correspondence, and other activities to he construed as forming any Contract regarding the subject of the discussions, or any other transaction between them, without execution of such a separate written Agreement.

9. OTHER INFORMATION
--------------------

THE SERVICES VENDOR AND COMPANY shall have no obligation under this Agreement with respect to Confidential information which is, or becomes publicly available without breach of this Agreement, is rightfully received without obligations of Confidentiality; or is developed without breach of this Agreement; provided however, such Confidential Information shall not be disclosed until after written notice of intent to disclose is given to the COMPANY OR SERVICE VENDOR, along with the asserted and legally justified grounds for disclosure, and the COMPANY has had the appropriate time allowed by law to review said Confidential Information, and has been afforded the necessary time allowable by law to protect any such Confidential information that it deems necessary, to protect the SERVICE VENDOR AND COMPANY'S interests, and as needed the COMPANY'S AND SERVICE VENDORS third party vendors interests, if necessary, including injunctive relief as may be necessary, as is allowed by law.

10. NO LICENSE
--------------

Nothing contained herein shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information. It is understood and agreed that neither party seeks to solicit any change in the organization, business practice, service or products, if any, of the other party's Company, if any, unless otherwise noted herein, and that the disclosure of Confidential Information shall not be construed as evidencing any intent by a party to purchase any products or services of the other party, nor as an encouragement to expend finds in development or research efforts thereof, unless otherwise noted herein. Confidential Information may pertain to prospective or unannounced products.

11. NO PUBLICITY
----------------

The SERVICES VENDOR and COMPANY agrees not to disclose in any manner, the Terms and Conditions of the Agreement Yet, the parties will permit each other to identify themselves as having an Agreement with each other (as long as the Agreement Terms and Conditions are not disclosed) for the business purposes of sales, marketing and promotion in relation to the parties activities on behalf of the each other, and also to enable the parties to market and promote the COMPANY AND SERVICE VENDOR in the normal course of their expected sales and business operations activities providing all written disclosure or Press releases shall receive prior written approval of the parties as to content and placement.

12. GOVERNING LAW AND EQUITABLE RELIEF
--------------------------------------

a) This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Florida. The COMPANY consents to the exclusive jurisdiction of the state courts of Florida, and U.S. federal courts located therein, for any dispute arising out of this Agreement, and said authority(s) shall govern the interpretation and enforcement of this Agreement.

(b) Both parties acknowledge that any breach of contract will result in the immediate termination of this Agreement; regardless of any potential for financial penalties to the SERVICES VENDOR AND OR COMPANY, that no payments will be made thereafter to the SERVICES VENDOR AND OR COMPANY for all activity in connection to this Agreement, until the breach is cured and settlement thereafter is resolved, and mutually agreed upon, if any.

(c) The patties agree that they will endeavor to settle any dispute, controversy or claim arising out of or relating to this Agreement amicably between them first, through: direct discussions Any dispute arising from any disagreement between the parties, that cannot first be amicably settled between the parties herein noted, shall first be submitted to arbitration, per the rules and procedures of the American Arbitration Association, and any said arbitration administered by the AAA in accordance with its rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof The requirement of filing a notice of claim with respect to the dispute, controversy or claim submitted to mediation shall be suspended until the conclusion of the mediation process. A current copy of the rules and procedures for AAA may be found on the Internet

(d) Nothing hereinabove to the contrary, this provision shall not be construed to effect a waiver by, or the loss to, either party of its rights and remedies pursuant to relevant state or federal law, specifically including, without limitation, its right to seek redress for any claimed grievance through the courts, as contemplated within the terms of this Agreement.

13. FINAL AGREEMENT
-------------------

This Agreement confutes the entire understanding between the parties with respect to the Information provided herein. No amendment or modification of this Agreement shall he valid or binding on the parties, unless mutually agreed to and executed in writing, by the parties. This Agreement incorporates, and/or terminates and supersedes all prior understandings or Agreements on the subject matter hereof,

14. NO ASSESSMENT
-----------------

The SERVICES VENDOR AND COMPANY may not assign this Agreement, or any interest herein, without both parties express written consent

15. SEVERABILITY
----------------

If any Term or Condition of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement; including all of the remaining Terms and Conditions, shall survive and will remain in full force and in effect as if such invalid or unenforceable Term or Condition had never been included. Thus any invalid portion thereof shall be corrected, adjusted, or otherwise replaced.

16. NOTICES
-----------

Any notice required by this Agreement or given in connection with it, shall be in writing, and shall be given to the appropriate party by personal delivery, or by certified mail, or recognized overnight delivery services.


 IF TO:            MORGAN BEAUMONT INC 2280 TRAILMATE DRIVE
                   SUITE 141
                   SARASOTA, FLORIDA 34143
                   ATTENTION; MR. CLIFFORD WILDES, CEO


 IF TO:            BENTLEY COMMERCE CORPORATION 11301 OLYMPIC BLVD.
                   SUITE 680
                   LAS ANGELES, CA 90064
                   ATTENTION: MR. BRUCE KAMM, CEO

17. NO IMPLIED WAIVER
---------------------

Either party's failure to insist on any one or more instances upon strict performance by the other party, of any of the Terms and Conditions of this Agreement, shall not be construed as a waiver of any continuing or subsequent failure to perform, or delay in performance, of any Term or Condition hereof

18. HEADINGS
------------

Headings used in this Agreement are provided for convenience only, and shall not be used to construe meaning or intent.

19. MUTUAL INTENT
-----------------

The responsibilities, meaning and intent of this Agreement throughout and in whole, constitute a "MUTUAL INTENT", therefore, all responsibilities of either party to the other, are lice, similar and same to the other party, and the other party's interests are as like, similar and stone in the context of this Agreement, in all respects.

20. CLOSING COMMITMENT
----------------------

(a) The COMPANY determines that it intends to pursue this "SERVICES VENDOR" Agreement as has been described throughout herein, as a Contract to provide Company with services, products and programs provided by the SERVICES VENDOR, as intended, as an independent entity. Furthermore, at no time during the performance of this Agreement, does the SERVICES VENDOR intend, nor will the SERVICES VENDOR attempt, to circumvent the Company's custom products or programs, its working relationships, business relationships, vendor and/or contractual Agreements (contracts), customer and/or member relationships (Agreements and/or contracts), suppliers, distributors or resellers Agreements (contracts) or relationships, as has been determined herein, and/or shall be determined hereafter, ongoing, and as will be determined herein and hereafter by the efforts of all parties mutually committed herein, in any manner. Including any attempt hereafter to access said working and business relationships, Agreements and contracts for such purposes as to directly or indirectly circumvent the Company for profit or for any intended gain.

(b) All third party vendors, contractors, suppliers, distributors, resellers, clients, customers, agents and/or members, and any related relationships and contracts of or with the COMPANY and SERVICES VENDOR shall remain Confidential and shall not be disclosed to any third party without the expressed written permission of the COMPANY AND SERVICES VENDOR. Any Breach of this Confidentiality shall cause the COMPANY AND SERVICES VENDOR to incur substantial losses of Asset Value, income and credibility (measurable "GOOD WILL"). That any violation of these Terms and Conditions, is a breach of contract, and liable under all provisions of law in relation to said violation, as may be allowed by law. And, the Company shall seek that any third party Agreements of the SERVICES VENDOR likewise include a similar clause committing to the same that no circumvention of its market, clients, customers, related relationships and contracts, or product program(s) shall occur, likewise.

Agreed to this March__________, 2004

MORGAN BEALTMONT, INC.


------------------------------------
Clifford Wildes, CEO


Agreed to this March__________, 2004

BENTLEY COMMERCE CORPORATION


------------------------------------
Bruce Kamm, CEO

                     EXHIBIT A AND ATTACHMENTS TO EXHIBIT A



MARCH 8, 2004

                                LETTER OF INTENT


This AGREEMENT executed this 8th day of March 2004, by and between Morgan Beaumont Inc. (MB) a Florida Corporation whose principal place of business is 2280 Trailmate Dr. Sarasota Florida 34243, and Bentley Commerce Corporation.
(BCC) a Corporation whose principal place of business is 11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064.

This Letter of Intent is to set forth the basic business points of Parties intent to of entering into an agreement to do business together as outlined in the enclosed proposal "EXHIBIT A".

The Representations that the Parties have made to one another are set forth below and shall be defined in detail in a forthcoming agreement:

MB:
---
1) Shall provide the products and services as defined in "EXHIBIT A" and "EXHIBIT B".

2) Represents that it owns technology that is scaleable to develop the services, programs and products defined in "EXHIBIT A" AND "EXHIBIT B".

3) Represents that it can provide such services as defined in "EXHIBIT A" within the budget and time frame outlined in "EXHIBIT B".

4) Represents that it will submit in writing to BCC a specific detailed outline of the work to be performed by MB for approval for each project within 3 businesses of the signing of this LOI consistent with "EXHIBIT A" AND "EXHIBIT B".

BCC:
----
1. Shall provide MB with all assistance necessary for integrating current and future development of programs, projects and product with the BCC network, affiliates and or customers as defined in "EXHIBIT A" AND "EXHIBIT B".

2. Acknowledges, understands and agrees that MB shall not be providing "Live" customer service to support BCC customer inquiries.

3. Represents that they have ability and authority to perform in accordance to the representations made within this Letter of Intent and "EXHIBIT A" AND "EXHIBIT B".

         o        The parties understand and agree that:

         o This Letter of Intent is crafted in an effort to outline the business points of a more definitive agreement and was created in an effort to "fast track" the Phase 1 in "EXHIBIT B" launch for the IVR.
         o All MB is licensing the Code to BCC for the private network and swipe machines defined in "EXHIBIT A"
         o        MB shall own the network defined in "EXHIBIT A".

         o That the parties shall conform to all State and Federal regulations for this promotion.

         o The venue and laws governing this agreement shall be within the State of Florida and in Sarasota County.

        IN WITNESS WHEREOF, the Parties hereto have caused this Letter of Intent to be executed as of the date first written above.




MORGAN BEAUMONT, INC.                             BENTLEY COMMERCE CORPORATION


By:                                               By: /S/ Bruce Kamm
   -----------------------------------               ---------------------------
    Clifford Wildes, President and CEO               Bruce Kamm, CEO

Date:                                             Date:    2/8/2004
     ---------------------------------                 -------------------------

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A

                            PRIVATE FINANCIAL NETWORK

                    INFRASTRUCTURE DEVELOPMENT AND DEPLOYMENT

                                      FOR

BENTLEY'S CRUMP BARTER EXCHANGE

--------------------------------------------------------------------------------


PREPARED BY:
------------

Morgan Beaumont Inc. 2580
Trailmate Dr. Ste 101
Bradenton, FL 34342

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A
                       -----------------------------------


CONCEPT INTRODUCTION
--------------------

         The growth of the barter or private monetary method of paying for goods and services has been hampered by the inability to easily exchange values between parties of interest. Bentley's Crump Barter Exchange has taken the first steps by establishing a common currency and assembling Local Exchanges to lay the foundation for the first International Exchange. Morgan Beaumont offers a solution eliminating restrictions, and allows barter members to conduct transactions as easily as spending local currencies.

         The Morgan Beaumont solution provides a complete private network, seamlessly integrating each component to provide the financial transaction system which provides the International Exchange a secure method of transferring currency between members with "real time" tracking and information flow. Members will enjoy the ability to have information relating to their accounts and consummate transactions twenty-four hours a day with "real time" reporting regardless of the location or type of transaction.

         For typical merchants, the POS terminals offer the convenience of simply swiping a Bentley Commerce branded magnetic card through the terminal just as individuals use credit cards today. This will debit and credit appropriate balances from each member's account on a "real time" basis assuring each member's account balance is correctly stated.

         In the case of individuals or businesses that do not have access to a permanently installed phone line, the telephony access system allows them to perform the same transaction verification using any telephone that has the ability to transmit touch-tone information. Once again, this is a "real time" transaction so member balances are accurately represented at all times.

         Morgan Beaumont recognizes the value of the sale of goods and services using non-traditional financial instruments. The opportunity to partner with a large, well established leader in the private monetary exchange arena is a welcome addition to our technology services.

         We will propose a combination of US currency and VirtualBarter currency to Bentley Commerce in the deployment of this private network, as a means of allowing Morgan Beaumont to initiate a business model that encourages the use of the VirtualBarter network to conduct business with VirtualBarter members.

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A
                       -----------------------------------

SOLUTION PROVIDER OVERVIEW
--------------------------

         MORGAN BEAUMONT INC.
         --------------------

                  Morgan Beaumont, a Florida Corporation formed in 2000, is recognized as an industry leader of financial products to the sub prime and alternative finance markets. Morgan Beaumont offers a variety of card products including Stored Value MasterCard cards, payroll cards, private label debit cards, pre-paid, re-loadable phone cards, as well as value added services for these card programs such as discounted health care benefits.

                  The extensive experience and leadership shown by Morgan Beaumont enables them to offer superior service to the companies that partner with Morgan to issue cards, as well as to the consumers that use them.

Morgan solidified their leadership position in 2003 with the acquisition of Typhoon Voice Technologies, allowing them to offer advanced technology products to support all of the cards programs marketed by Morgan Beaumont and their business partners.

                  TYPHOON VOICE TECHNOLOGIES
                  --------------------------

                  Typhoon Voice Technologies' customer service technology products represent `Best of Breed" solutions in the management and access of data. Typhoon Voice offer's tightly integrated solutions that meet the exacting needs of the financial services industry, specializing in Speech Recognition IVR systems, Customer Relationship Management software, and fully integrated Point of Sale terminals.

         Private Monetary Card Overview

         To the individual member, carrying a VirtualBarter branded magnetic card will represent a quantum leap forward in their ability to purchase and sell products throughout the barter network of members.

         To facilitate the ease of use of the VirtualBarter monetary system, Morgan Beaumont will supply each member with a plastic, magnetic strip card that is branded with the VirtualBarter "look and feel" for ease of member recognition. The card is swiped through the POS terminal running the proprietary Typhoon Voice Software, and the appropriate accounting takes place in a manner that precisely emulates a traditional credit card transaction. The ease of use encourages members to use the network, and offers substantial value when recruiting new members to the VirtualBarter network.

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A

These cards can be supplied with graphics and branding as specified by VirtualBarter, (subject to certain restrictions), generating market recognition of the VirtualBarter network though member usage. Each card will have a unique member number, and can also include the member's name if desired.

Technology Overview

There are three distinct components that comprise the private network solution proposed for Bentley Commerce.

         1. Point of Sale Terminals with proprietary software to process the private monetary transactions for VirtualBarter members
         2. Application Server to accept and distribute communications from the POS terminals to the VirtualBarter database so each member's account is properly credited/debited. This also provides transaction tracking to facilitate system reports and audits 3. IVR Server to provide telephone access for transaction verification

Each of these components will be configured to the specifications of Bentley's private monetary network to ensure complete privacy, accuracy of transaction processing as well as the ability to monitor processing functions and reporting capabilities.

Below is a graphic that shows how each of the individual pieces is used to offer a complete solution.

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A


Proposal

Morgan Beaumont proposes to provide a turn key private monetary transaction processing network, using the proprietary software developed by Typhoon Voice Technologies to allow VirtualBarter members to purchase products and services using their VirtualBarter accounts. Authorization for all purchases will be obtained by using either a Morgan Beaumont issued magnetic swipe card, or by using the IVR system.

Morgan Beaumont will license the network software for use by Bentley Commerce, and the POS software for use by VirtualBarter members, but will retain all ownership and copyrights associated with all of the software used by VirtualBarter in the deployment of the private network.

         NETWORK DEVELOPMENT
         -------------------

         The Typhoon Voice Professional Services Group will customize the proprietary software to meet the specifications provided by Virtual Barter. These Professional Service activities will incur a one-time development fee of $157,500. The customization process includes the POS terminals and the Application Server and all necessary database configurations to communicate with the VirtualBarter database for accurate transaction processing. Typhoon Voice Technologies will require access to the appropriate technical personnel with information regarding the API's and access to the VirtualBarter database so the transaction information can be updated in a "real time" basis.

                  VIRTUALBARTER MAGNETIC SWIPE CARDS
                  ----------------------------------

Morgan Beaumont will supply magnetic swipe cards to VirtualBarter members at a cost of $3.50 per card. Since these cards require specific program numbering schematics for record keeping functions, a minimum of 10,000 cards must be ordered at one time. Orders subsequent to the initial lot of 10,000 can be placed in 5,000 card increments. Lead time for stock graphics and member account number only is 5 weeks. If non-stock graphics or member names are required, the lead time and minimum order numbers may vary. Please contact Morgan Beaumont for details if this is a requirement for the member cards.

                       "EXHIBIT A" ATTACHMENT TO EXHIBIT A

                             POINT OF SALE TERMINALS

VirtualBarter members can purchase Verifone 3750 Point of Sale terminals, with the proprietary software pre-installed, for $550 per terminal. Additional software can be purchased (at an additional cost) and installed from our remote download server on these terminals to allow processing of Visa, MasterCard, American Express, or other credit card transactions. (Processing of the VirtualBarter and credit card transactions is exclusive to each other).

         IVR TRANSACTION AUTHORIZATION SERVICE
         -------------------------------------

         This portion of the proposal has been addressed in a separate document.

                               SOFTWARE LICENSING

         An annual software license fee for use of the processing server and POS terminal software is required.


                                PROCESSING SERVER

           $15,000, payable on the service anniversary date each year.

                                  POS TERMINAL


$50 per terminal license fee, payable on the anniversary date of receiving the terminal each year. The first year license is included in the purchase price of the terminal

         Terms and Conditions

Network

         Payment of the Professional Service fees for the network infrastructure customization and first year Software License Fee of $172,500 to be made in the following manner:

         $37,500 US Currency; $20,000 Barter Currency - Upon execution of the Agreement

         $35,000 US Currency; $20,000 Barter Currency - Upon delivery of Beta system

                       "EXHIBIT A" ATTACMENT TO EXHIBIT A

         $50,000 US Currency (includes Software License Fee); $10,000 Barter Currency Upon delivery of the finished system

         MAGNETIC CARDS
         --------------

         10,000 card initial order, 5,000 card subsequent orders at a cost of $3.50 per card.

                             POINT OF SALE TERMINALS

         POS Terminals can be purchased by individual retail locations, at any time, in any number required by the individual business. Unless Bentley Commerce wishes to warehouse the terminals, it will be the responsibility of each member to contact Morgan Beaumont to place an order for the terminal.

         Each terminal transaction will result in a $0.50 POS fee, to be paid $0.25 in US Currency and $0.25 in Barter Currency. VirtualBarter will be invoiced each month based on the previous months activity for these POS transaction fees.

Executive Summary

By deploying a private network for the exchange of Barter Currency between different groups, exchanges, and geographical boundaries, Bentley Commerce has an opportunity to establish itself as the undisputed leader in facilitating the expansion of the barter concept. This will provide enormous value to Bentley Commerce shareholders, and allow them to see ever increasing share prices as new markets are opened using the private network.

Morgan Beaumont, with the unique combination of card products and technology services is the perfect partner to provide the background infrastructure of this new and exciting era in barter commerce.

By working together, and conducting our own transactions using both Barter Currency, and US Currency we can prove the value of the idea, and drive new products and services into the barter industry. We look forward to working with Bentley Commerce to bring about this revolution.

                       "EXHIBIT A" ATTACMENT TO EXHIBIT A

DELIVERABLES AND PAYMENT SCHEDULES

PHASE 1 -- IVR SERVICE
         The IVR service shall provide the following functions to Virtual Barter members:
         1) IVR Service to provide Virtual Barter members telephone access to check Virtual Barter account balances.
         2) IVR transaction authorization to exchange barter currency between members. The system will verify the account balance of the purchasing member's account, move the requested currency amount to the selling member's account, provide an authorization number so both parties have a tracking number for the transaction, and generate reports for Virtual Barter or Bentley. A transaction fees charge will apply to this transaction as defined in "EXHIBIT A".
                  A) The term of the IVR service is three (3) years, renewable annually thereafter.
                  B) The monthly fee for the Service is $1020, which provides 6000 minutes of system access to members.
                  C) Minutes over the plan shall be billed monthly at $0.20 per minute.
                  D) There is a one time set-up fee of S 1000 to provision the service.
                  E) Bentley Commerce shall provide contact information for the technical person responsible for working with Morgan Beaumont to create the "real time" database connection for the IVR system.

         Morgan Beaumont shall have the system available for Bentley Commerce/Virtual Barter two weeks after execution of the forthcoming Agreement, and receipt of the Setup fee and first month's service fee totaling $2020.

PHASE 2 -- PRIVATE MAGNETIC SWIPE CARD NETWORK
         The Phase 2 roll out of the solution will involve several components and require a 90 day time frame to complete;
         1) POINT OF SALE TERMINALS: The POS terminals will be inventoried by Morgan Beaumont, and sold directly to the individual merchants as requested. Each Terminal will be shipped with the necessary software installed, and will contain complete instructions on set up and use of the terminal. Morgan Beaumont will provide live technical support should that be requested by the merchant.
         2) TERMINAL HOST SERVER: The Host server answers calls from the POS terminals, pushes new software to the terminals for updates (3750 series only) and contains the logic to route transaction information to the correct database. The Host transmits this transaction information to the Network database so it can be used in the billing and reporting operations. (Depending on the complexity of the Network, this function may require more than one server)
         3) NETWORK REPORTS AND BILLING SERVER: The Database server contains all of the information about all transactions, and compiles this information into the necessary tables to provide reports and billing functions. (Depending on the complexity of the Network, this function may require more than one server)
         4) MAGNETIC SWIPE CARDS: The magnetic cards (including Gift Card) allow the individual member to conduct barter transactions in the same manner as is used for traditional transactions.

                       "EXHIBIT A" ATTACMENT TO EXHIBIT A

DELIVERABLES AND PAYMENT SCHEDULES

PHASE 2 DEPLOYMENT
------------------
         1) POS Terminals - Terminals will be sold directly to the merchants, so there is no cost or interaction required of Bentley Commerce/Virtual Barter.
         2) Magnetic Swipe Cards - Cards will be printed with the following:
                  a. Virtual Barter, or Bentley's name and logo will be on the front of the card
                  b. Bentley Commerce will supply all of the necessary logos and graphics in a format that permits direct transmittal to the card printer. The lead time of printing the cards shall be supplied by the printer when they have reviewed the logos and graphics supplied by Bentley Commerce
                  c. Magnetic cards must be ordered and printed in increments of 10,000 cards for the initial order, and 2500 cards for subsequent orders. The initial order of 10,000 cards can be produced and held at the printer should Virtual Barter desire to have the barter exchange logo also lithographed on the front of the card as noted in " EXHIBIT A"
                  d. The price of the card is $1.00 per card ( shipped bulk) and $2.00 per card with members name ( individual shipping) as defined in " EXHIBIT A"
                  e. The front of the card will be printed with the account number, Virtual Barter/ Bentley's name, logo of the individual barter exchange, and the individual member name as long as the minimums are meet.
                  f.       Toll free number for IVR account access
                  g. Customer Service number designated by Bentley Commerce (This proposal does not address any "live" customer service for the Virtual Barter cards. Morgan Beaumont can provide fee based customer service if required).
         3) Network Servers - Development of the servers (including Host and Database servers) to accommodate the Bentley Commerce transactions and reporting functions will require approximately 90 - 100 days or less completing. Bentley Commerce shall supply a document outlining the specific functions and features they require of the Network prior to any development of the Network.

         The NRE fees for Network development shall be made as follows:
                  1)       $20,000 in US Currency
                  2) $15,000 in US currency and $5,000 in Barter currency upon delivery of Beta system
                  3) $15,000 in US currency and $5,000 in Barter currency upon delivery of finished system

         Morgan Beaumont shall provide necessary programmers and resources to complete the Network in 100 days from execution of the Agreement.